                                                                    Exhibit 16.1

June 29, 2005
U.S. Securities and Exchange Commission
450 Fifth Street, NW

Washington, DC  20549

Gentlemen:

On June 29, 2005, this Firm received a draft copy of a Form 8-K to be filed by Donar Enterprises, Inc. (SEC File #0-49649, CIK #1141590) (Company) reporting an item 4.01 - Changes in Registrant's Certifying Public Accountant. We have no disagreements with the statements made in the draft Form 8-K, Item 4.01 disclosures which we read.

Yours truly,
/s/ S. W. Hatfield, CPA
-----------------------
S.W. Hatfield, CPA
Dallas, Texas

June 29, 2005
Board of Directors
Donar Enterprises, Inc.
Concertgebouwplein 13, 1071 II
Amsterdam
The Netherlands

Gentlemen:

On June 29, 2005, the registered independent certified public accounting firm of S.W. Hatfield, CPA received draft copy of a proposed filing of a Current report on Form 8-K discussing a change in control of Donar Enterprises, Inc. (SEC File #0-49649, CIK #1141590)(Company) and our dismissal as auditors for the Company.

Accordingly, we hereby resign as the auditor of record for Donar Enterprises, Inc., effective immediately. Further, by copy of this letter to the U.S. Securities and Exchange Commission, we herby confirm that the client-auditor relationship between Donar Enterprises, Inc. (Sec File #0-49649, CIK #1141590) has ceased.

Yours truly,
S.W. HATFIELD, CPA
/s/ S.W. Hatfield, CPA
Scott W. Hatfield, CPA
SWH/

cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5
      450 Fifth Street, NW
      Washington, DC  20549


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